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                                 EXHIBIT 23.3
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                            [LETTERHEAD OF FINPRO]


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August 25, 2000

Board of Directors
Finger Lakes Financial Corp.
470 Exchange Street
Geneva, New York 14456

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form S-1 Registration Statement and Amendments thereto of Finger Lakes Bancorp, Inc. so filed with the Securities and Exchange Commission, the Form AC Application for Conversion and the prospectus included therein filed by Finger Lakes Financial Corp., MHC and any amendments thereto, for the Valuation Appraisal Report ("Report") regarding the valuation of Finger Lakes Bancorp, Inc. provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the Form S-1 and Form AC referred to below. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the prospectus included in the Form S-1, and any amendments thereto.

                                             Very Truly Yours,


                                             /s/ FinPro, Inc.
                                             FinPro, Inc.


Liberty Corner, New Jersey